Investor Relations Ashley Serrao + 1 646 430 6027 Ashley.Serrao@Tradeweb.com	Media Relations Daniel Noonan + 1 646 767 4677 Daniel.Noonan@Tradeweb.com

TRADEWEB REPORTS SECOND QUARTER 2021 FINANCIAL RESULTS

New York, July 29, 2021 – Tradeweb Markets Inc. (Nasdaq: TW), a leading, global operator of electronic marketplaces for rates, credit, equities and money markets, today reported financial results for the quarter ended June 30, 2021.

$260.8 million quarterly revenues increased 23.0% (20.2% on a constant currency basis) compared to prior year period
$976.9 billion average daily volume (“ADV”) for the quarter, an increase of 25.5% compared to prior year period with new ADV records in U.S. High Yield credit and Repurchase Agreements. In U.S. credit, Tradeweb set new records for its share of fully electronic TRACE volume: High Grade was 12.1% up from 5.8% in the prior year period and High Yield was 4.8%, up from 1.5% over prior year period
$66.2 million net income and $93.6 million adjusted net income for the quarter, increases of 56.2%, and 32.9% respectively from prior year period
50.6% adjusted EBITDA margin or $131.9 million adjusted EBITDA for the quarter, compared to 47.8% or $101.3 million respectively for prior year period
$0.27 diluted earnings per share (“Diluted EPS”) for the quarter and $0.39 adjusted diluted earnings per share
$0.08 per share quarterly cash dividend declared; $51.7 million of shares repurchased

Lee Olesky, CEO of Tradeweb Markets:
"Broadening client choice was an important theme this quarter in both credit and rates. Our clients utilized a wider range of electronic trading tools and protocols in credit including RFQ, Tradeweb AllTrade and Portfolio Trading — further evidence that electronic trading activity continues to grow in terms of both volume and sophistication. With the acquisition of the Nasdaq Fixed Income platform completed in June, clients trading wholesale U.S. Treasuries have more choice between our popular streams protocol and the new central limit order book. From a broader Tradeweb perspective, this acquisition is a great opportunity and we believe it positions us well to drive additional shareholder value.”

SELECT FINANCIAL RESULTS	2Q21	2Q20	Change		Constant Currency Growth (1)		ADV (US $bn) (Unaudited)
(dollars in thousands except per share amounts)(Unaudited)							Asset Class	Product	2Q21	2Q20	YoY
GAAP Financial Measures							Rates	Cash	$319	$298	7.2%
Total revenue	$260,840	$212,107	23.0%		20.2%			Derivatives	257	209	22.7%
Rates	$134,003	$112,823	18.8%		15.9%			Total	576	507	13.6%
Credit	$72,212	$49,105	47.1%		44.3%		Credit	Cash	10	8	21.9%
Equities	$17,397	$15,407	12.9%		8.7%			Derivatives	9	10	(15.5)%
Money Markets	$11,340	$10,539	7.6%		5.7%			Total	18	18	0.8%
Market Data	$20,007	$18,497	8.2%		6.1%		Equities	Cash	8	6	30.2%
Other	$5,881	$5,736	2.5%		2.5%			Derivatives	8	4	113.1%
Net income	$66,233	$42,408	56.2%					Total	16	10	60.6%
Net Income attributable to Tradeweb Markets Inc. (2)	$55,316	$30,496	81.4%				Money Markets	Cash	367	244	50.6%
								Total	367	244	50.6%
Diluted EPS	$0.27	$0.16	68.8%					Total	$977	$778	25.5%
Non-GAAP Financial Measures
Adjusted EBITDA (1)	$131,898	$101,309	30.2%		27.7%
(1) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS and constant currency growth are non-GAAP financial measures. See "Non-GAAP Financial Measures" below and the attached schedules for additional information and reconciliations of such non-GAAP financial measures.

(2) Represents net income less net income attributable to non-controlling interests.

Adjusted EBITDA margin (1)	50.6%	47.8%	280	bps	297	bps
Adjusted EBIT (1)	$120,271	$90,521	32.9%		30.2%
Adjusted EBIT margin (1)	46.1%	42.7%	343	bps	353	bps
Adjusted Net Income (1)	$93,558	$70,383	32.9%		30.2%
Adjusted Diluted EPS (1)	$0.39	$0.30	30.0%		30.0%

DISCUSSION OF RESULTS
Rates – Revenues of $134.0 million in the second quarter of 2021 increased 18.8% compared to prior year period (15.9% on a constant currency basis). Increased client activity in streams and session-based trading drove higher volumes in U.S. Treasuries, while volumes in higher fee long-tenor swaps/swaptions were driven by a mix of: strong engagement from international clients; faster growth in the request-for-market (RFM) protocol; and record trading across emerging market currencies.

Credit – Revenues of $72.2 million in the second quarter of 2021 increased 47.1% compared to prior year period (44.3% on a constant currency basis). Credit posted its second-best quarter ever, driven by record U.S. electronic high yield and strong U.S. investment grade trading, as well as robust European credit trading. Clients utilized a wider range of protocols and services, with continued solid growth in RFQ and electronic portfolio trading. In U.S. credit, Tradeweb set new platform records for its share of fully electronic TRACE volume: High Grade was 12.1% up from 5.8% in the prior year period and High Yield was 4.8%, up from 1.5% over prior year period.

Equities – Revenues of $17.4 million in the second quarter of 2021 increased 12.9% compared to prior year period (8.7% on a constant currency basis). Client growth and adoption, particularly among institutional clients, continued to drive overall volumes.

Money Markets – Revenues of $11.3 million in the second quarter of 2021 increased 7.6% compared to prior year period (5.7% on a constant currency basis). Strong growth in Global Repo activity was supported by the continued addition of new clients and dealers on the platform. Retail money markets activity remained pressured by the low interest rate environment.

Market Data – Revenues of $20.0 million in the second quarter of 2021 increased 8.2% compared to prior year period (6.1% on a constant currency basis). The increase was derived from increased third party market data fees, revenue from our APA reporting service and Refinitiv market data fees.

Other – Revenues of $5.9 million in the second quarter of 2021 increased 2.5% compared to prior year period (2.5% on a constant currency basis).

Operating Expenses – Operating expenses of $177.0 million in the second quarter of 2021 increased 13.2% compared to $156.5 million in the prior year period due to: higher employee compensation and benefits associated with higher headcount to support growth and higher performance-related compensation; higher depreciation and amortization expense; higher professional fees primarily related to the NFI Acquisition (as defined below); and higher general and administrative expenses as we gradually recover from the pandemic, which were partially offset by lower foreign exchange losses. Adjusted Expenses of $140.6 million increased 15.6% (12.8% on a constant currency basis) compared to the prior year period due to: higher employee compensation and benefits associated with higher headcount to support growth and higher performance-related compensation; as well as higher general and administrative expenses. Please see "Non-GAAP Financial Measures" below for additional information.
RECENT HIGHLIGHTS
Second Quarter 2021
•Completed acquisition of Nasdaq’s U.S. fixed income electronic trading platform (the “NFI Acquisition”) for $190 million in cash
•Appointed Balbir Bakhshi, Chief Risk Officer, London Stock Exchange Group plc, to the Tradeweb Markets Board of Directors succeeding Brian West
•Joined the Climate Bonds Initiative’s Partners Program, a global movement seeking to mobilize bond markets for climate change solutions, and announced that Climate Bonds Initiative-screened Green bonds accounted for $79 billion of trading volume executed on Tradeweb in 2020, an increase of 65% over 2019 volumes
•Announced collaboration with Amazon Web Services to broaden access to Tradeweb U.S. Treasury and U.K. Gilt closing price data through AWS Data Exchange, making it easier to find, subscribe to, and use third-party data in the cloud
•Recognized in numerous awards including: Swap Execution Facility of the Year (GlobalCapital); Best SSA Bond Trading Platform (GlobalCapital); Best Trading Venue for OTC Products (Markets Media); Best Fixed Income Trading Platform (Financial News); Trading Initiative of the Year (Financial News); Best in Fintech – Elsa Lau (Markets Media)
July 2021
•Tradeweb completed the first fully electronic institutional Secured Overnight Financing Rate (SOFR) swap spread trade, executed via the Tradeweb Swap Execution Facility (TW SEF) with BlackRock and J.P. Morgan as counterparties to the trade

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CAPITAL MANAGEMENT
•$681.2 million in cash and cash equivalents and an undrawn $500 million credit facility at June 30, 2021
•On June 25, 2021, Tradeweb completed the NFI Acquisition for an all-cash purchase price of $190.0 million, net of cash acquired, net of deposits with clearing organizations acquired and prior to working capital adjustments
•Non-acquisition related capital expenditures and capitalization of software development in second quarter 2021: $12.9 million
•Free cash flow for the trailing twelve months ended June 30, 2021 of $433.8 million, up 23.0% year over year. See “Non-GAAP Financial Measures” for additional information
•During the second quarter of 2021, as part of its Share Repurchase Program, Tradeweb purchased 617,644 shares of Class A common stock, at an average price of $83.67, for purchases totaling $51.7 million. As of June 30, 2021, a total of $98.3 million remained available for repurchase pursuant to the Share Repurchase Program
•$8.0 million in shares were withheld in the second quarter of 2021 to satisfy tax obligations related to the exercise of stock options
•The Board of Directors of Tradeweb Markets Inc. declared a quarterly cash dividend of $0.08 per share of Class A common stock and Class B common stock. The dividend will be payable on September 15, 2021 to stockholders of record as of September 1, 2021
OTHER MATTERS
Updated Full-Year 2021 Guidance*
We have updated our guidance to incorporate our recent NFI acquisition; expectation of a strong revenue environment in the second half of 2021; and increased investment to support our growth businesses.
•Adjusted Expenses: $565 - $580 million
•Acquisition and Refinitiv Transaction related depreciation and amortization expense: $124 million
•Assumed non-GAAP tax rate: 22.0%
•Capital expenditures and capitalization of software development: $49 - $53 million

*GAAP operating expenses and tax rate guidance are not provided due to the inherent difficulty in quantifying certain amounts due to a variety of factors including the unpredictability in the movement of foreign currency rates.
CONFERENCE CALL
Tradeweb Markets will hold a conference call to discuss second quarter 2021 results starting at 9:30 AM EDT today, July 29, 2021. A live, audio webcast of the conference call along with related materials will be available at http://investors.tradeweb.com. Alternatively, interested parties can access the call by dialing 866-221-1629 (U.S.) or +1 470-495-9175 (international) and entering passcode 8481771. After the conference call, an archived recording will be available at http://investors.tradeweb.com.
ABOUT TRADEWEB MARKETS
Tradeweb Markets Inc. (Nasdaq: TW) is a leading, global operator of electronic marketplaces for rates, credit, equities and money markets. Founded in 1996, Tradeweb provides access to markets, data and analytics, electronic trading, straight-through-processing and reporting for more than 40 products to clients in the institutional, wholesale and retail markets. Advanced technologies developed by Tradeweb enhance price discovery, order execution and trade workflows while allowing for greater scale and helping to reduce risks in client trading operations. Tradeweb serves approximately 2,500 clients in more than 65 countries. On average, Tradeweb facilitated more than $920 billion in notional value traded per day over the past four fiscal quarters. For more information, please go to www.tradeweb.com.
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TRADEWEB MARKETS INC.
INCOME STATEMENT
Dollars in Thousands, Except Per Share Data

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenues	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Transaction fees and commissions	$205,381	$160,261	$423,197	$343,578
Subscription fees	37,883	35,006	75,751	69,489
Refinitiv market data fees	14,926	14,565	30,043	29,193
Other	2,650	2,275	5,248	4,453
Total revenue	260,840	212,107	534,239	446,713

Expenses
Employee compensation and benefits	98,449	88,866	202,071	179,386
Depreciation and amortization	41,867	37,919	82,833	75,095
Technology and communications	13,957	12,042	27,501	22,360
General and administrative	8,789	7,523	12,248	15,863
Professional fees	10,368	6,609	20,096	13,520
Occupancy	3,618	3,509	7,371	7,235
Total expenses	177,048	156,468	352,120	313,459
Operating income	83,792	55,639	182,119	133,254
Net interest income (expense)	(325)	(286)	(818)	413
Income before taxes	83,467	55,353	181,301	133,667
Provision for income taxes	(17,234)	(12,945)	(33,503)	(28,774)
Net income	66,233	42,408	147,798	104,893
Less: Net income attributable to non-controlling interests	10,917	11,912	24,623	30,469
Net income attributable to Tradeweb Markets Inc.	$55,316	$30,496	$123,175	$74,424

Earnings per share attributable to Tradeweb Markets Inc. Class A and B common stockholders:
Basic	$0.27	$0.17	$0.61	$0.43
Diluted	$0.27	$0.16	$0.60	$0.41
Weighted average shares outstanding:
Basic	201,749,985	177,649,501	200,414,714	171,942,125
Diluted	207,463,960	185,489,824	206,253,756	180,008,891

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TRADEWEB MARKETS INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
Dollars in Thousands, Except per Share Data

Reconciliation of Net Income to Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBIT and Adjusted EBIT Margin	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

	(dollars in thousands)
Net income	$66,233	$42,408	$147,798	$104,893
Acquisition transaction costs (1)	2,966	—	4,727	—
Net interest (income) expense	325	286	818	(413)
Depreciation and amortization	41,867	37,919	82,833	75,095
Stock-based compensation expense (2)	2,803	4,995	9,186	8,492
Provision for income taxes	17,234	12,945	33,503	28,774
Foreign exchange (gains) / losses (3)	470	2,756	(4,883)	4,118
Tax receivable agreement liability adjustment (4)	—	—	—	—
Adjusted EBITDA	$131,898	$101,309	$273,982	$220,959
Less: Depreciation and amortization	(41,867)	(37,919)	(82,833)	(75,095)
Add: D&A related to acquisitions and the Refinitiv Transaction(5)	30,240	27,131	59,843	53,404
Adjusted EBIT	$120,271	$90,521	$250,992	$199,268
Adjusted EBITDA margin (6)	50.6%	47.8%	51.3%	49.5%
Adjusted EBIT margin (6)	46.1%	42.7%	47.0%	44.6%
(1)Represents transaction and other costs related to the NFI Acquisition, which closed in June 2021. Acquisition-related costs primarily include legal, consulting and advisory fees and severance costs incurred that relate to the acquisition transaction.
(2)Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with exercises of such options during the applicable period.
(3)Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.
(4)Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the statement of financial condition as a result of changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.
(5)Represents intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the NFI Acquisition and the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).
(6)Adjusted EBITDA margin and Adjusted EBIT margin are defined as Adjusted EBITDA and Adjusted EBIT, respectively, divided by revenue for the applicable period.

Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

	(in thousands, except per share amounts)
Earnings per diluted share	$0.27	$0.16	$0.60	$0.41
				—
Net income attributable to Tradeweb Markets Inc.	$55,316	$30,496	$123,175	$74,424
Net income attributable to non-controlling interests (1)	10,917	11,912	24,623	30,469
Net income	66,233	42,408	147,798	104,893
Provision for income taxes	17,234	12,945	33,503	28,774
Acquisition transaction costs (2)	2,966	—	4,727	—
D&A related to acquisitions and the Refinitiv Transaction (3)	30,240	27,131	59,843	53,404
Stock-based compensation expense (4)	2,803	4,995	9,186	8,492
Foreign exchange (gains) / losses (5)	470	2,756	(4,883)	4,118
Tax receivable agreement liability adjustment (6)	—	—	—	—
Adjusted Net Income before income taxes	119,946	90,235	250,174	199,681
Adjusted income taxes (7)	(26,388)	(19,852)	(55,038)	(43,930)
Adjusted Net Income	$93,558	$70,383	$195,136	$155,751
Adjusted Diluted EPS (8)	$0.39	$0.30	$0.82	$0.67
(1)Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock.
(2)Represents transaction and other costs related to the NFI Acquisition, which closed in June 2021. During the three and six months ended June 30, 2021, Acquisition-related costs primarily include legal, consulting and advisory fees and severance costs incurred that relate to the acquisition transaction.
(3)Represents intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the NFI Acquisition and the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).
(4)Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with exercises of such options during the applicable period.
(5)Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.
(6)Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the statement of financial condition as a result of changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.
(7)Represents corporate income taxes at an assumed effective tax rate of 22% applied to Adjusted Net Income before income taxes for each of the three and six months ended June 30, 2021 and 2020.
(8)For a summary of the calculation of Adjusted Diluted EPS, see “Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding” below.
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The following table summarizes the calculation of Adjusted Diluted EPS for the periods presented:

Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Diluted weighted average shares of Class A and Class B common stock outstanding	207,463,960	185,489,824	206,253,756	180,008,891
Assumed exchange of LLC Interests for shares of Class A or Class B common stock (1)	30,531,933	48,132,630	30,871,285	52,888,588
Adjusted diluted weighted average shares outstanding	237,995,893	233,622,454	237,125,041	232,897,479
Adjusted Net Income (in thousands)	$93,558	$70,383	$195,136	$155,751
Adjusted Diluted EPS	$0.39	$0.30	$0.82	$0.67
(1)Assumes the full exchange of the weighted average of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock, resulting in the elimination of the non-controlling interests and recognition of the net income attributable to non-controlling interests.

Reconciliation of Operating Expenses to Adjusted Expenses	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

	(in thousands)
Operating expenses	$177,048	$156,468	$352,120	$313,459
Acquisition transaction costs (1)	(2,966)	—	(4,727)	—
D&A related to acquisitions and Refinitiv Transaction (2)	(30,240)	(27,131)	(59,843)	(53,404)
Stock-based compensation expense (3)	(2,803)	(4,995)	(9,186)	(8,492)
Foreign exchange gains / (losses) (4)	(470)	(2,756)	4,883	(4,118)
Adjusted Expenses	$140,569	$121,586	$283,247	$247,445

(1)Represents transaction and other costs related to the NFI Acquisition, which closed in June 2021. Acquisition-related costs primarily include legal, consulting and advisory fees and severance costs incurred that relate to the acquisition transaction.
(2)Represents intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the NFI Acquisition and the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).
(3)Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with exercises of such options during the applicable period.
(4)Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

Reconciliation of Cash Flows from Operating Activities to Free Cash Flow	Trailing Twelve Months Ended June 30, 2021
(in thousands)
Cash flow from operating activities	$482,687
Less: Capitalization of software development costs	(33,215)
Less: Purchases of furniture, equipment and leasehold improvements	(15,651)
Free Cash Flow	$433,821

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TRADEWEB MARKETS INC.
BASIC AND DILUTED EPS CALCULATIONS (UNAUDITED)
Dollars in Thousands, Except per Share Data

The following table summarizes the basic and diluted earnings per share calculations for Tradeweb Markets Inc.:

EPS: Net income attributable to Tradeweb Markets Inc.	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

	(in thousands, except share and per share amounts)
Numerator:
Net income attributable to Tradeweb Markets Inc.	$55,316	$30,496	$123,175	$74,424

Denominator:
Weighted average shares of Class A and Class B common stock outstanding - Basic	201,749,985	177,649,501	200,414,714	171,942,125
Dilutive effect of equity-settled PRSUs	2,021,234	2,492,567	1,926,771	2,265,494
Dilutive effect of options	3,461,230	5,168,379	3,656,412	5,694,964
Dilutive effect of RSUs	231,511	179,377	255,859	106,308
Weighted average shares of Class A and Class B common stock outstanding - Diluted	207,463,960	185,489,824	206,253,756	180,008,891

Earnings per share - Basic	$0.27	$0.17	$0.61	$0.43
Earnings per share - Diluted	$0.27	$0.16	$0.60	$0.41

TRADEWEB MARKETS INC.
GROSS REVENUES BY ASSET CLASS (UNAUDITED)

	Three Months Ended		Three Months Ended
	June 30, 2021		June 30, 2020		$ Change		% Change
Revenues	Variable	Fixed	Variable	Fixed	Variable	Fixed	Variable	Fixed

	(dollars in thousands)
Rates	$79,766	$54,237	$62,101	$50,722	$17,665	$3,515	28.4%	6.9%
Credit	65,712	6,500	43,731	5,374	21,981	1,126	50.3%	21.0%
Equities	14,612	2,785	12,905	2,502	1,707	283	13.2%	11.3%
Money Markets	7,242	4,098	6,445	4,094	797	4	12.4%	0.1%
Market Data	—	20,007	—	18,497	—	1,510	—	8.2%
Other	—	5,881	—	5,736	—	145	—	2.5%
Total revenue	$167,332	$93,508	$125,182	$86,925	$42,150	$6,583	33.7%	7.6%

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TRADEWEB MARKETS INC.
AVERAGE VARIABLE FEES PER MILLION DOLLARS OF VOLUME (UNAUDITED)

	Three Months Ended June 30,		YoY
	2021	2020	% Change
Rates	$2.18	$1.95	11.7%
Cash Rates	$2.02	$1.94	4.4%
Rates Derivatives	$2.38	$1.97	20.5%
Swaps / Swaptions Tenor (greater than 1 year)	$3.54	$2.84	24.6%
Other Rates Derivatives (1)	$0.28	$0.18	51.6%

Credit	$57.62	$39.03	47.6%
Cash Credit (2)	$138.52	$134.56	2.9%
Credit Derivatives and U.S. Cash "EP"	$7.91	$7.30	8.3%

Equities	$14.50	$20.58	(29.5)%
Cash Equities	$23.21	$27.24	(14.8)%
Equity Derivatives	$5.34	$9.10	(41.3)%

Money Markets (Cash)	$0.31	$0.42	(26.3)%

Total Fees per Million	$2.70	$2.56	5.3%
Total Fees per Million excluding Other Rates Derivatives (3)	$2.95	$2.79	5.6%

(1)Includes Swaps/Swaptions of tenor less than 1 year and Rates Futures.
(2)The "cash credit" category represents the "credit" asset class excluding (1) credit derivatives and (2) U.S. High Grade and High Yield electronically processed ("EP") activity.
(3)Included to contextualize the impact of short-tenored Swaps/Swaptions and Rates Futures on totals for all periods presented.

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TRADEWEB MARKETS INC.
AVERAGE DAILY VOLUME (UNAUDITED)

		2021 Q2		2020 Q2		YoY
Asset Class	Product	ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	ADV
Rates	Cash	$319,023	$20,348,109	$297,599	$18,717,824	7.20%
	U.S. Government Bonds	106,803	6,835,404	92,260	5,812,399	15.76%
	European Government Bonds	30,515	1,891,937	27,105	1,680,500	12.58%
	Mortgages	177,570	11,364,474	173,551	10,933,713	2.32%
	Other Government Bonds	4,135	256,293	4,682	291,211	(11.69)%
	Derivatives	256,648	16,209,757	209,160	13,078,196	22.70%
	Swaps/Swaptions ≥ 1Y	165,825	10,441,873	140,999	8,811,975	17.61%
	Swaps/Swaptions < 1Y	89,975	5,713,635	67,767	4,241,352	32.77%
	Futures	848	54,248	395	24,870	114.74%
	Total	575,671	36,557,865	506,759	31,796,020	13.60%
Credit	Cash	9,519	599,774	7,812	486,716	21.85%
	U.S. High Grade	5,083	325,344	4,653	293,156	9.25%
	U.S. High Yield	836	53,524	486	30,648	71.91%
	European Credit	1,911	118,454	1,364	84,598	40.02%
	Municipal Bonds	193	12,367	247	15,566	(21.79)%
	Chinese Bonds	1,373	82,377	1,010	59,608	35.89%
	Other Credit Bonds	122	7,709	50	3,139	142.93%
	Derivatives	8,566	540,584	10,132	633,602	(15.45)%
	Swaps	8,566	540,584	10,132	633,602	(15.45)%
	Total	18,085	1,140,358	17,944	1,120,317	0.79%
Equities	Cash	8,240	516,734	6,329	396,849	30.20%
	U.S. ETFs	5,885	370,746	4,480	282,235	31.36%
	Europe ETFs	2,355	145,988	1,849	114,614	27.37%
	Derivatives	7,817	490,906	3,667	230,348	113.14%
	Options/Convertibles/Swaps	3,850	241,047	849	52,941	353.50%
	Futures	3,967	249,859	2,819	177,407	40.75%
	Total	16,056	1,007,641	9,996	627,197	60.63%
Money Markets	Cash	367,063	23,332,283	243,681	15,309,908	50.63%
	Repurchase Agreements (Repo)	353,446	22,461,843	230,978	14,510,278	53.02%
	Other Money Markets	13,617	870,441	12,703	799,630	7.19%
	Total	367,063	23,332,283	243,681	15,309,908	50.63%

		ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	YoY
	Total	$976,876	$62,038,148	$778,380	$48,853,443	25.50%

To access historical traded volumes, go to https://www.tradeweb.com/newsroom/monthly-activity-reports/.
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FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, our guidance, including full-year 2021 guidance, and future performance, the industry and markets in which we operate, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions and future events are forward-looking statements. In addition, statements herein relating to the COVID-19 pandemic, the potential impacts of which remain inherently uncertain, are forward-looking statements.
We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed under the heading “Risk Factors” in documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future performance and our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if our results of operations, financial condition, or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of results or developments in future periods. Any forward-looking statement that we make in this release speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.
BASIS OF PRESENTATION
Tradeweb Markets Inc. (unless the context otherwise requires, together with its subsidiaries, referred to as “we,” “our,” “Tradeweb,” “Tradeweb Markets” or the “Company”) closed its IPO on April 8, 2019. As a result of certain reorganization transactions (the “Reorganization Transactions”) completed in connection with the IPO, on April 4, 2019, Tradeweb Markets Inc. became a holding company whose only material assets consist of its equity interest in Tradeweb Markets LLC (“TWM LLC”) and related deferred tax assets. As the sole manager of TWM LLC, Tradeweb Markets Inc. operates and controls all of the business and affairs of TWM LLC and, through TWM LLC and its subsidiaries, conducts its business. As a result of this control, and because Tradeweb Markets Inc. has a substantial financial interest in TWM LLC, Tradeweb Markets Inc. consolidates the financial results of TWM LLC and its subsidiaries.
TRADEWEB SOCIAL MEDIA
Investors and others should note that Tradeweb Markets announces material financial and operational information using its investor relations website, press releases, SEC filings and public conference calls and webcasts. Information about Tradeweb Markets, its business and its results of operations may also be announced by posts on the Company’s accounts on the following social media channels: Instagram, LinkedIn and Twitter. The information that we post through these social media channels may be deemed material. As a result, we encourage investors, the media, and others interested in Tradeweb Markets to monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. These social media channels may be updated from time to time on our investor relations website.

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NON-GAAP FINANCIAL MEASURES
This release contains “non-GAAP financial measures,” including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Expenses and Free Cash Flow, which are supplemental financial measures that are not calculated or presented in accordance with GAAP. We make use of non-GAAP financial measures in evaluating our past results and future prospects. We present these non-GAAP financial measures because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

Management and our board of directors use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT and Adjusted EBIT margin to assess our financial performance and believe they are helpful in highlighting trends in our core operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Further, our executive incentive compensation is based in part on components of Adjusted EBITDA.

We use Adjusted Net Income and Adjusted Diluted EPS as supplemental metrics to evaluate our business performance in a way that also considers our ability to generate profit without the impact of certain items. Each of the normal recurring adjustments and other adjustments included in Adjusted Net Income and Adjusted Diluted EPS help to provide management with a measure of our operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.

We use Adjusted Expenses as a supplemental metric to evaluate our underlying operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.

We use Free Cash Flow to assess our liquidity in a way that considers the amount of cash generated from our core operations after non-acquisition related expenditures for capitalized software development costs and furniture, equipment and leasehold improvements.

See the attached schedules for reconciliations of the non-GAAP financial measures contained in this release to their most comparable GAAP financial measure. Non-GAAP financial measures have limitations as analytical tools, and you should not consider these non-GAAP financial measures in isolation or as alternatives to net income attributable to Tradeweb Markets Inc., net income, earnings per share, operating income, operating expenses or cash flow from operating activities or any other financial measure derived in accordance with GAAP. You are encouraged to evaluate each adjustment included in the reconciliations. In addition, in evaluating Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Expenses and Free Cash Flow, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of these non-GAAP financial measures. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, the non-GAAP financial measures contained in this release may not be comparable to similarly titled measures used by other companies in our industry or across different industries.
We present certain growth information on a “constant currency” basis. Since our consolidated financial statements are presented in U.S. dollars, we must translate non-U.S. dollar revenues and expenses into U.S. dollars. Constant currency growth, which is a non-GAAP financial measure, is defined as growth excluding the effects of foreign currency fluctuations. Constant currency information is calculated by translating the current period and prior period’s results using the average exchange rates for the prior period. We use constant currency growth as a supplemental metric to evaluate our underlying performance between periods by removing the impact of foreign currency fluctuations. We present certain constant currency growth information because we believe it provides investors and analysts a useful comparison of our results and trends between periods. This information should be considered in addition to, not as a substitute for, results reported in accordance with GAAP, and may not be comparable to similarly titled measures used by other companies.

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